Collegiate Pacific Sets Q4 Earnings Date and Conference Call

DALLAS—(BUSINESS WIRE)—Aug. 26, 2004—Collegiate Pacific (AMEX:BOO) today announced that it will release Q4 and FY04 Earnings on Tuesday, Aug. 31, 2004 upon the close of the markets at 3 p.m. CDT. A conference call to discuss the report and future plans will follow at 3:15 p.m. CDT.

Interested parties may participate on the call by dialing in at least five minutes prior to the 3:15 p.m. CDT start time. Dial in number is 888-396-2384. Participant Passcode is 28112209.

Collegiate Pacific is the nation’s fastest growing manufacturer and supplier of sports equipment primarily to the institutional markets. The Company offers more than 4,500 products to 65,000 existing customers.

Certain of the above statements contained in this press release are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The company has based these forward-looking statements on its current expectations and projections about future events, based on the information currently available to it. The forward-looking statements include statements relating to the company’s anticipated financial performance, business prospects, new developments, new strategies and similar matters. The following important factors, in addition to those described in the company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-KSB for the year ended June 30, 2003, especially in the Risk Factors and the Management’s Discussion and Analysis sections, and its Quarterly Reports on Form 10-QSB and its Current Reports on Form 8-K (each of which is available upon request from the company or on the company’s website, www.cpacsports.com, under the heading “Investors”) may affect the future results of the company and cause those results to differ materially from those expressed in the forward-looking statements, material adverse changes in the economic conditions in the Company’s markets, including as a result of terrorist attacks, competition from others. The Company has historically been aggressive in making acquisitions and in some cases it may be required to expense intangible assets at the time the acquisitions are completed. Such expenses, although non cash in nature, would have a negative impact on earnings. We disclaim any obligation to update these forward-looking statements.

CONTACT: Collegiate Pacific, Dallas Adam Blumenfeld, 972-243-8100